Exhibit 10(xxvi)


                            DOMINION RESOURCES, INC.

                            LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                                  DEFINITIONS

     1.01 Affiliate means any entity that is (I) a member of a controlled group of corporations as defined in code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C), of which the Company is a member according to Code section 414(b); (ii) an unincorporated trade or business that is under common control with the Company, as determined according to Code section 414(c); or (iii) a member of an affiliated service group of which the Company is a member according to Code section 414(m).

     1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option or Restricted Stock award granted to such Participant.

     1.03 Board means the Board of Directors of the Company.

     1.04 Code means the Internal Revenue Code of 1986 and any amendments thereto.

     1.05 Committee means the Organization and Compensation Committee of the Board.

     1.06 Common Stock means the Common Stock of the Company.

     1.07 Company means Dominion Resources, Inc.

     1.08 Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may elect.

     1.09 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.10 Participant means an employee of the Company or of an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Option, a Restricted Stock award, or both.

     1.11 Plan means the Dominion Resources, Inc. Long-Term Incentive Plan.

     1.12 Restricted Stock means shares of Common Stock awarded to a Participant under Article IX. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable agreement, they become transferable and free of substantial risks of forfeiture.



                                   ARTICLE II

                                    PURPOSES

     The Plan is intended to foster and promote the long-term growth and financial success of the Company and its Affiliates by assisting the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.



                                  ARTICLE III

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to grant Options and award Restricted Stock upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of Restricted Stock. In addition, the Committee shall have complete authority to interpret all provisions of this plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, or Restricted Stock award. All expenses of administering this Plan shall be borne by the Company.



                                   ARTICLE IV

                                  ELIGIBILITY

     4.01 General. Any employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate may receive one or more Options, Restricted Stock awards, or both. Directors of the Company who are employees are eligible to participate in this Plan. A person who is a member of the Committee may not be granted Options and may not be awarded shares of Restricted Stock under this Plan while he is a member of the Committee.

     4.02 Grants. The Committee will designate individuals to whom Options and Restricted Stock awards are to be granted and will specify the number of shares of Common Stock subject to each grant. All Options and Restricted Stock awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt.



                                   ARTICLE V

                             SHARES SUBJECT TO PLAN

     Upon the exercise of any Option or the award of Restricted Stock, the Company may deliver to the Participant authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and the award of Restricted Stock under this Plan is 2,500,000, subject to adjustment as provided in Article XI. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options and Restricted Stock awards to be granted under this Plan. Any shares of Restricted Stock that are forfeited may be reallocated to other Options or Restricted Stock awards to be granted under this Plan.



                                   ARTICLE VI

                                  OPTION PRICE

     The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant.



                                  ARTICLE VII

                              EXERCISE OF OPTIONS

     7.01 Maximum Option Period. No Option shall be exercisable after the expiration of ten years from the date the Option was granted. The Committee, at the time of grant, may direct that an Option be exercisable for a period less than such maximum period.

     7.02 Nontransferability. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     7.03 Employee Status. In the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.



                                  ARTICLE VIII

                         METHOD OF EXERCISE OF OPTIONS

     8.01 Exercise. Subject to the provisions of Articles VII and XII, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

     8.02 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

     8.03 Shareholder Rights. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.



                                   ARTICLE IX

                                RESTRICTED STOCK

     9.01 Award. In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Restricted Stock is to be made and will specify the number of shares of Common Stock covered by the award.

     9.02 Vesting. The Committee, on the date of the award, may prescribe that the Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term.

     9.03 Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) Dominion
Resources, Inc. shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to Dominion Resources, Inc. a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.



                                   ARTICLE X

                               CHANGE IN CONTROL

     10.01 Options. Each Option that is outstanding on a Change in Control Date shall be exercisable in whole or in part on that date and thereafter during the remainder of the option period stated in the Agreement. In lieu of exercising an Option, a Participant may elect, by written notice to the Company within sixty days after the Change in Control Date, to receive, in exchange for the cancellation of the Option or any portion thereof, a cash payment equal to the difference between the Fair Market Value of the number of shares for which the Option is cancelled and the aggregate option price of those shares.

     10.02 Restricted Stock. A Participant's interest in Restricted Stock shall be nonforfeitable and transferable as of a Change in Control Date. A Participant may elect, by written notice to the Company within sixty days after the Change in Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change in Control, a cash payment equal to the Fair Market Value of the shares surrendered.

     10.03 Change in Control. A Change in Control occurs if, after the date of the Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made); or (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Company's Board, or any successor's board, within two years of the last of such transactions; or (iii) with respect to a Participant employed by an Affiliate, and event occurs with respect to the employer such that, after the event, the employer is no longer an Affiliate and the Participant is no longer employed by the Company or an Affiliate. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i), (ii), or
(iii) occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.



                                   ARTICLE XI

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization, then the maximum number of shares as to which Options and Restricted Stock awards may be granted under this Plan shall be proportionately adjusted and the terms of Options and Restricted Stock awards shall be adjusted as the Committee shall determine to be equitably required. Any determination made under this Article XI by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sales or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options or Restricted Stock awards.



                                  ARTICLE XII

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's share may be listed. The Company shall have the right to rely on an option of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised or Restricted Stock awarded may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.



                                  ARTICLE XIII

                               GENERAL PROVISIONS

     13.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     13.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the company or an Affiliate to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company or an Affiliate shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or an Affiliate.

     13.03 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision law.


                                  ARTICLE XIV

                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options and Restricted Stock awards,
(ii) materially increases the benefits accruing to Participants under the Plan, or (iii) materially changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option or Restricted Stock award outstanding at the time such amendment is made.



                                   ARTICLE XV

                                DURATION OF PLAN

     No Option or Restricted Stock award may be granted under this Plan after January 15, 1997. Options and Restricted Stock awards granted before that date shall remain valid in accordance with their terms.